UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

RIM SEMICONDUCTOR COMPANY
(Exact name of registrant as specified in its charter)

Utah	000-21785	95-4545704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

305 NE 102nd Ave, Suite 350, Portland, Oregon 97220
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (503) 257-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On January 29, 2008 (the “Closing Date”), Rim Semiconductor Company (the “Company”) entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with UTEK Corporation, a Delaware corporation (“UTEK), and Broadband Distance Systems, Inc., a Florida corporation (“BDSI”), pursuant to which the Company acquired all of the issued and outstanding capital stock of BDSI from UTEK in exchange for 60,000,000 unregistered shares of common stock of the Company (the “Consideration Shares”).  As of the Closing Date the Consideration Shares represented approximately 11.2% of the Company’s issued and outstanding common stock.

Upon execution of the Acquisition Agreement, BDSI became a wholly owned subsidiary of the Company. The assets of BDSI on the Closing Date included $400,000 in cash and a worldwide exclusive license to patented technology developed by researchers at the University of Illinois for U.S. The patent relates to an algorithm designed to enhance power allocation in telecommunications systems that use multicarrier modulation protocol. IPSL, ADSL, VDSL and DSL systems are all examples of multicarrier modulation protocols. The algorithm serves to improve the achievable data rate or the signal-to-noise ratio, reducing errors in the transmission. The Exclusive License Agreement (the “License Agreement”) relating to the technology generally permits BDSI to use the patent rights to identify, develop, make, have made, use, import, export, lease, sell, have sold and offer for sale products utilizing the technology in the DSL communications systems field, for the life of the patent or until the License Agreement is terminated.  Under the License Agreement BDSI is obligated to pay the University of Illinois an initial licensing fee, and royalties based on achievement of certain sales levels for products utilizing the technology. The License Agreement also permits BDSI to sublicense the technology and obligates BDSI to make royalty payments to the University of Illinois based on a percentage of payments received by BDSI from sublicensees.

The Acquisition Agreement provides that the number of Consideration Shares shall be subject to anti-dilution adjustments for a period of 12 months from the Closing Date for any increase in the amount of outstanding Company shares resulting from issuances of equity securities to management and directors of the Company. The Acquisition Agreement also contains customary representations, warranties, and covenants made by the parties for a transaction of this type.

Other than the BDSI acquisition, there is no material relationship between UTEK and BDSI, on the one hand, and the Company or any of its affiliates, on the other hand.

A copy of the Acquisition Agreement is filed as Exhibit 10.1 hereto.  The foregoing description of the BDSI acquisition transaction is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.01.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.  The Consideration Shares described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933. The Acquisition Agreement executed in connection therewith contains representations to support the Company's reasonable belief that UTEK had access to information concerning its operations and financial condition, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 7.01    Regulation FD Disclosure.

On January 30, 2008, the Company issued a press release announcing the acquisition of BDSI. A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired
Any financial statements of BDSI required to be filed will be filed by amendment no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(b)    Proforma Financial Information

Any Pro Forma financial information required to be filed with respect to the acquisition of BDSI described herein will be filed by amendment no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form  8-K.

(d)    Exhibits

Exhibit Number	Description

10.1	Agreement and Plan of Acquisition*
99.1	Rim Semiconductor Company Press Release, dated January 30, 2008

*An Exclusive License Agreement attached as an exhibit to this agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-B.  The Company will furnish a copy of such exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rim Semiconductor Company

Dated: January 31, 2008	By:	/s/ Brad Ketch
Brad Ketch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Acquisition*
99.1	Rim Semiconductor Company Press Release, dated January 30, 2008

*An Exclusive License Agreement attached as an exhibit to this agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-B.  The Company will furnish a copy of such exhibit to the Securities and Exchange Commission upon request.